Exhibit 99.1

CARDTRONICS ANNOUNCES FOURTH QUARTER AND FULL-YEAR 2016 RESULTS

HOUSTON, February 9, 2017 — (GLOBE NEWSWIRE) — Cardtronics plc (Nasdaq: CATM) (“Cardtronics” or the “Company”), the world’s largest ATM owner/operator, announced today its financial and operational results for the quarter and year ended December 31, 2016.

Key financial statistics in the fourth quarter of 2016 as compared to the fourth quarter of 2015 include:

•                  Total revenues of $309.8 million, up 2% from $303.3 million (up 8% on a constant-currency basis).

•                  ATM operating revenues of $294.7 million, up 1% from $291.7 million (up 7% on a constant-currency basis).

•                  Gross margin of 35.5%, consistent with the fourth quarter of 2015.

•                  GAAP Net Income of $25.0 million, or $0.54 per diluted share, up from $14.8 million, or $0.33 per diluted share, positively impacted by a non-recurring tax benefit.

•                  Adjusted Net Income per diluted share of $0.79, up 11% from $0.71 (up 20% on a constant-currency basis).

•                  Adjusted EBITDA of $77.5 million, up 6% from $73.2 million (up 13% on a constant-currency basis).

“The fourth quarter results capped another year of double-digit growth on the top and bottom line, adjusting for currency movements. We are proud of this track record of consistent delivery of strong financial performance. Looking ahead, 2017 will be a transitional year for Cardtronics with the addition of the DCPayments business and our withdrawal from the 7-Eleven locations in the U.S.,” commented Steve Rathgaber, Cardtronics’ chief executive officer.

RECENT HIGHLIGHTS

•                  Renewed and expanded our relationship with Walgreens, entering into a long-term extension to continue serving approximately 6,700 Walgreens and Duane Reade locations throughout the U.S. and the opportunity to service additional sites later in 2017.

•                  Secured ATM operating contracts representing nearly 900 locations in North America and Europe. These wins included placements at various retail and transit locations, including over 300 Allsup’s Convenience Store locations in the U.S.

•                  Secured an agreement with Citibank to brand over 1,900 ATMs in key U.S. markets and to provide surcharge-free ATM access for Citibank’s customers at over 30,000 ATMs.

•                  Acquired approximately 300 ATMs and the associated ATM operating contracts from Travelex Currency Services Inc. These ATMs are located in various shopping centers throughout the U.S.

•                  Added a total of 31 new financial institutions as participants in our Allpoint Network, adding over 1.1 million cards that will have surcharge-free ATM access to our network.

•                  Renewed a long-term placement agreement with 7-Eleven Canada for approximately 500 ATMs and a long-term agreement with Scotiabank to brand those ATMs.

•                  Completed the acquisition of DirectCash Payments Inc. (“DCPayments”), a leading operator of approximately 25,000 ATMs with primary operations in Australia, Canada, the U.K., New Zealand, and Mexico. Through the acquisition of DCPayments, we have entered Australia and New Zealand as a leading ATM service provider, with approximately 11,200 ATMs.

•                  Completed the acquisition of Spark ATM Systems (“Spark”), an independent ATM deployer in South Africa, with a growing network of approximately 2,600 ATMs.

See the Disclosure of Non-GAAP Financial Information later in this earnings release for definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, and certain other non-GAAP measures on a constant-currency basis. For additional information, including reconciliations to the most comparable financial measure recognized under accounting principles generally accepted in the U.S. (“GAAP”), see the supplemental schedules of selected financial information in this earnings release.

FOURTH QUARTER RESULTS

Consolidated revenues totaled $309.8 million for the fourth quarter of 2016, representing a 2% increase from $303.3 million in the fourth quarter of 2015. ATM operating revenues were up 1% from the fourth quarter of 2015. Adjusting for movements in currency exchange rates, ATM operating revenues were up approximately 7% from the fourth quarter of 2015, driven by a combination of acquisition-related and organic growth.

ATM operating revenues in North America were up 4% in the fourth quarter of 2016 while ATM operating revenues in Europe decreased 6% compared to the same period in 2015, adversely impacted by movements in foreign currency exchange rates. On a constant-currency basis, ATM operating revenues in Europe increased 13%, driven primarily by organic growth. The recent appreciation in the U.S. dollar relative to the British pound significantly impacted the Company’s reported revenues and profits in the fourth quarter. The British pound was on average 16% weaker relative to the U.S. dollar during the fourth quarter of 2016 compared to the same period a year ago.

GAAP Net Income in the fourth quarter of 2016 totaled $25.0 million, compared to GAAP Net Income of $14.8 million during the fourth quarter of 2015. The increase in GAAP Net Income for the fourth quarter of 2016 was the result of continued revenue growth and a lower tax rate, partially offset by incremental professional services costs of $4.6 million associated with the Company’s acquisition activities and $1.5 million associated with the Company’s redomicile of its parent company to the U.K. These costs are reported in the acquisition and divestiture-related expenses and redomicile-related expenses line items, respectively, in the Company’s results from operations and have been excluded from the Company’s calculation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share in the fourth quarter of 2016. The Company’s GAAP tax rate was 1.6% for the fourth quarter of 2016 compared to 39.1% in the same period in 2015, with the decrease mostly attributable to the release of an $8.2 million valuation allowance on deferred tax assets related to the Company’s U.K. business as the Company now expects to fully utilize the tax asset. Additionally, the Company realized tax benefits from its recently completed redomicile to the U.K.

Adjusted EBITDA for the fourth quarter of 2016 totaled $77.5 million, representing a 6% increase (13% on a constant-currency basis) over the $73.2 million of Adjusted EBITDA during the fourth quarter of 2015. Adjusted Net Income totaled $36.5 million ($0.79 per diluted share or $0.85 on a constant-currency basis) for the fourth quarter of 2016, compared to $32.2 million ($0.71 per diluted share) during the fourth quarter of 2015. The increases in Adjusted EBITDA and Adjusted Net Income were both driven by the Company’s revenue growth. Adjusted Net Income was also higher as a result of a lower non-GAAP tax rate.

FULL-YEAR RESULTS

Consolidated revenues totaled $1.265 billion for the year ended December 31, 2016, representing a 5% increase from 2015 (9% on a constant-currency basis). ATM operating revenues were up 7% from the year ended December 31, 2015. Adjusting for movements in currency exchange rates, ATM operating revenues were up approximately 11% for the year ended December 31, 2016, driven by organic growth and contributions from acquisitions. The $13.8 million decrease in ATM product sales and other revenues in the year ended December 31, 2016 was attributable to the Company’s 2015 divestiture of the retail cash-in-transit component of its previously acquired Sunwin business in the U.K. This business was included in the Company’s 2015 results for over half of the year. Cost of ATM product sales and other revenues decreased by $16.1 million from the same period in 2015, driven by the divestiture and the cost optimization activities in conjunction with the acquisition and divestiture.

ATM operating revenues in North America were up 7% for the year ended December 31, 2016, driven by a combination of recent acquisitions and organic growth. ATM operating revenues in Europe were up 4% for the year ended December 31, 2016 (16% on a constant-currency basis), driven by strong organic growth, and to a lesser extent, acquisition-related growth.

GAAP Net Income for the year ended December 31, 2016 totaled $88.0 million, compared to GAAP Net Income of $67.1 million during the same period in 2015. The increase in GAAP Net Income for the year 2016 was the result of continued revenue growth and margin expansion, partially offset by incremental professional services costs of $9.5 million associated with the Company’s acquisition activities and $13.7 million associated with the Company’s redomicile of its parent company to the U.K. These costs are reported in the acquisition and divestiture-related expenses and redomicile-related expenses line items, respectively, in the Company’s results from operations and have been excluded from the Company’s calculation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share in the year ended December 31, 2016. Additionally, the 2016 results were positively impacted by a lower overall tax rate for the year, impacted by the redomicile transaction and release of a valuation allowance on deferred tax assets.

Adjusted EBITDA for the year ended December 31, 2016 totaled $318.9 million, representing an 8% increase (12% on a constant-currency basis) from the same period in 2015. Adjusted Net Income totaled $149.3 million ($3.26 per diluted share or $3.38 on a constant-currency basis) for the year ended December 31, 2016, compared to $130.8 million ($2.88 per diluted share) during the same period in 2015. The increases in Adjusted EBITDA and Adjusted Net Income were primarily due to the same factors discussed above, including the Company’s revenue growth and margin improvement relative to the year ended December 31, 2015. For the year ended December 31, 2016, cash flows from operating activities were $270.3 million, up 5% from $256.6 million.

DCPAYMENTS ACQUISITION COMPLETED SUBSEQUENT TO YEAR END

On January 6, 2017, the Company completed the previously announced acquisition of DCPayments. In connection with the closing of the acquisition, each holder of DCPayments common shares received purchase consideration equal to Canadian Dollars (“CAD”) $19.00 in cash per common share and it repaid third party indebtedness of DCPayments, the combined aggregate of which represented a total transaction value of approximately $464 million USD, net of estimated cash acquired and excluding transaction-related costs. DCPayments has its primary operations in Australia, Canada, the U.K., New Zealand, and Mexico and adds approximately 25,000 ATMs to Cardtronics’ global ATM count.

2017 GUIDANCE

Below is the Company’s financial guidance for the year ending December 31, 2017:

•                  Revenues of $1.45 billion to $1.5 billion;

•                  Gross profit margin of 33% to 34%;

•                  GAAP Net Income of $60 million to $69 million;

•                  Adjusted EBITDA of $325 million to $340 million;

•                  Depreciation and accretion expense of $110 million to $112 million;

•                  Cash interest expense of $32 million to $35 million;

•                  Adjusted Net Income of $130 million to $139 million;

•                  Adjusted Net Income per diluted share of $2.80 to $3.00, based on approximately 46.4 million weighted average diluted shares outstanding; and

•                  Capital expenditures of $140 million to $150 million.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this earnings release. This guidance is based on average foreign currency exchange rates for the year of £1.00 U.K. to $1.20 U.S., $20.00 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.76 U.S., €1.00 Euros to $1.05 U.S., $1.00 Australian dollar to $0.74 U.S., and R14.29 South African Rand to $1.00 U.S. Additionally, this guidance is based on an estimated non-GAAP tax rate of approximately 28% to 29% for the year ending December 31, 2017.

Included in the guidance above is the assumption that the deinstallations of the ATMs at 7-Eleven locations in the U.S. will begin during the third quarter of 2017 and conclude by the end of the year. Additionally, the guidance assumes that Allpoint and the Citibank brand will come off the ATMs during the second half of 2017. 7-Eleven in the U.S. accounted for approximately 18% of the Company’s consolidated revenues for the year ended 2016. The Company estimates that the incremental gross margin associated with these revenues is approximately 45%, compared to the Company’s reported consolidated gross margin of 36% in 2016. While the ATM deinstallation schedule remains uncertain as of the date of this earnings release, the Company currently estimates that the approximate revenue impact associated with the deinstallations is approximately $50 million to $70 million and the approximate impact to gross margin will be approximately $30 million to $35 million in 2017.

LIQUIDITY

The Company had $361 million in available borrowing capacity under its $375 million revolving credit facility due in 2021 and $74 million in cash on hand as of December 31, 2016. The revolving credit facility was amended January 3, 2017 to increase the borrowing capacity from $375 million to $600 million. The increased borrowing capacity, along with cash on hand, was used to fund the DCPayments acquisition, which closed on January 6, 2017. The Company’s outstanding indebtedness as of December 31, 2016 included $250 million in Senior Notes due 2022 and $288 million Convertible Senior Notes due 2020. The Senior Notes and Convertible Senior Notes have carrying balances of $247 million and $241 million, respectively, and are reflected as long-term debt on the balance sheet, net of unamortized discount and capitalized debt issuance costs. The Company’s total indebtedness increased by approximately $470 million in connection with completing the DCPayments acquisition in early January 2017. As a result, the available borrowing capacity under the expanded revolving credit facility was approximately $100 million as of the end of January 2017.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, February 9, 2017, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the fourth quarter and year ended December 31, 2016. To access the call, please call the conference call operator at:

Dial in:	(877) 806-7890
Alternate dial-in:	(973) 935-8713

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the “Cardtronics Fourth Quarter 2016 Earnings Conference Call.” Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company’s website at www.cardtronics.com.

A digital replay of the conference call will be available through Thursday, February 23, 2017, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 48347889 for the conference ID. A replay of the conference call will also be available online through the Company’s website subsequent to the call through February 28, 2017.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, and certain GAAP as well as non-GAAP measures on a constant-currency basis represent non-GAAP financial measures provided as a complement to results prepared in accordance with GAAP and may not be comparable to similarly-titled measures reported by other companies. The Company uses these non-GAAP financial measures in managing and measuring the performance of its business, including setting and measuring incentive based compensation for management. Management believes that the presentation of these measures and the identification of notable, non-cash, and/or (if applicable in a particular period) certain costs not anticipated to occur in future periods enhance an investor’s understanding of the underlying trends in the Company’s business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization of intangible assets as these amounts can vary substantially from company to company within the Company’s industry depending upon accounting methods and book values of assets, capital structures, and the methods by which the assets were acquired. Adjusted EBITDA also excludes stock-based compensation expense, acquisition and divestiture-related expenses, certain non-operating expenses, certain costs not anticipated to occur in future periods (if applicable in a particular period), gains or losses on disposal of assets, the Company’s obligations for the payment of income taxes, interest expense, and other obligations such as capital expenditures, and includes an adjustment for noncontrolling interests. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization of intangible assets, gains or losses on disposal of assets, stock-based compensation expense, certain other expense amounts, acquisition and divestiture-related expenses, certain non-operating expenses, and (if applicable in a particular period) certain costs not anticipated to occur in future periods (together, the “Adjustments”). Prior to June 30, 2016, Adjusted Net Income was calculated using an estimated long-term, cross-jurisdictional effective cash tax rate of 32%. Subsequent to the redomicile of the Company’s parent company to the U.K., the Company has revised the process for determining its non-GAAP tax rate and now utilizes a non-GAAP tax rate derived from the GAAP tax rate adjusted for the net tax effects of the identified Adjustments, based on the nature and geography of the Adjustments. For the quarter ended December 31, 2016, the non-GAAP tax rate used to calculate Adjusted Net Income was approximately 29.2%, which excludes a non-recurring benefit of $8.2 million related to the release of a valuation allowance on deferred tax assets in the U.K., which is included in the GAAP tax rate. For the year ended December 31, 2016, the non-GAAP tax rate of 29.1% is a result of 29.2% for the quarter ended December 31, 2016, 24% for the quarter ended September 30, 2016, and for the six months ended June 30, 2016, the previous estimated long-term cross-jurisdictional tax rate of 32%. For the quarter and year ended December 31, 2015, the Company used its previous estimated long-term cross-jurisdictional tax rate of 32%. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt but excluding acquisitions. The Free Cash Flow measure does not take into consideration certain other non-discretionary cash requirements such as mandatory principal payments on portions of the Company’s long-term debt. Management calculates certain GAAP as well as non-GAAP measures on a constant-currency basis using the average foreign currency exchange rates applicable in the corresponding period of the previous year and applying these rates to the measures in the current reporting period. Management uses GAAP as well as non-GAAP measures on a constant-currency basis to assess performance and eliminate the effect foreign currency exchange rates have on comparability between periods.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this earnings release.

ABOUT CARDTRONICS (NASDAQ: CATM)

Making ATM cash access convenient where people shop, work, and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs, and the customers they share. Cardtronics provides services to approximately 225,000 ATMs in North America, Europe, and Asia-Pacific. Whether Cardtronics is driving foot traffic for top retailers, enhancing ATM brand presence for card issuers or expanding card holders’ surcharge-free cash access, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933. Forward-looking statements can be identified by words such as “project,” “believe,” “estimate,” “expect,” “future,” “anticipate,” “intend,” “contemplate,” “foresee,” “would,” “could,” “plan,” and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that are anticipated. All comments concerning the Company’s expectations for future revenues and operating results are based on the Company’s estimates for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual results to differ materially from the Company’s historical experience and present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include:

•                  the Company’s financial outlook and the financial outlook of the ATM industry and the continued usage of cash by consumers at rates near historical patterns;

•                  the Company’s ability to respond to recent and future network and regulatory changes, including requirements surrounding Europay, MasterCard, and Visa (“EMV”) security standards;

•                  the Company’s ability to renew its existing customer relationships on comparable economic terms and add new customers;

•                  the Company’s ability to pursue, complete, and successfully integrate acquisitions, including the acquisition of DCPayments;

•                  changes in interest rates and foreign currency rates;

•                  the Company’s ability to successfully manage its existing international operations and to continue to expand internationally;

•                  the Company’s ability to manage concentration risks with key customers, vendors, and service providers;

•                  the Company’s ability to prevent thefts of cash;

•                  the Company’s ability to manage cybersecurity risks and prevent data breaches;

•                  the Company’s ability to respond to potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks;

•                  the Company’s ability to provide new ATM solutions to retailers and financial institutions including placing additional banks’ brands on ATMs currently deployed;

•                  the Company’s ATM vault cash rental needs, including potential liquidity issues with its vault cash providers and its ability to continue to secure vault cash rental agreements in the future;

•                  the Company’s ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;

•                  the Company’s ability to successfully implement and evolve its corporate strategy;

•                  the Company’s ability to compete successfully with new and existing competitors;

•                  the Company’s ability to meet the service levels required by its service level agreements with its customers;

•                  the additional risks the Company is exposed to in its U.K. armored transport business;

•                  the impact of changes in U.S. or non-U.S. laws, including tax laws, that could reduce or eliminate the benefits expected to be achieved from the Company’s recent change of its parent company from the U.S. to the U.K.;

•                  the impact of, or uncertainty related to, the U.K.’s planned exit from the European Union, including any material adverse effect on the tax, tax treaty, currency, operational, legal, and regulatory regime and macro-economic environment to which the Company will be subject to as a U.K. company; and

•                  the Company’s ability to retain its key employees and maintain good relations with its employees.

Forward-looking statements also are affected by the risk factors described in the Company’s Annual Report on Form 10- K for the year ended December 31, 2015, the information set forth under Risk Factors in the Company’s Proxy Statement, dated May 19, 2016, and those set forth from time-to-time in other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this earnings release, which speak only as of the date of this earnings release. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Consolidated Statements of Operations

For the Three and Twelve Months Ended December 31, 2016 and 2015

(In thousands, excluding share, per share amounts, and percentages)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	% Change	2015	2016	% Change	2015
	(Unaudited)		(Unaudited)	(Unaudited)
Revenues:
ATM operating revenues	$294,656	1.0%	$291,726	$1,212,863	7.0%	$1,134,021
ATM product sales and other revenues	15,166	31.0	11,578	52,501	(20.8)	66,280
Total revenues	309,822	2.1	303,304	1,265,364	5.4	1,200,301
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets shown separately below.)	187,680	2.1	183,742	768,200	6.6	720,925
Cost of ATM product sales and other revenues	12,014	1.6	11,819	45,887	(26.0)	62,012
Total cost of revenues	199,694	2.1	195,561	814,087	4.0	782,937
Gross profit	110,128	2.2	107,743	451,277	8.1	417,364
Gross profit %	35.5%		35.5%	35.7%		34.8%
Operating expenses:
Selling, general, and administrative expenses	38,277	(3.5)	39,664	153,782	9.5	140,501
Redomicile-related expenses	1,546	n/m	—	13,747	n/m	—
Acquisition and divestiture-related expenses	4,575	(22.8)	5,929	9,513	(64.9)	27,127
Depreciation and accretion expense	21,868	4.7	20,888	90,953	7.0	85,030
Amortization of intangible assets	8,693	(10.9)	9,758	36,822	(5.1)	38,799
Loss (gain) on disposal of assets	556	n/m	(1,585)	81	n/m	(14,010)
Total operating expenses	75,515	1.2	74,654	304,898	9.9	277,447
Income from operations	34,613	4.6	33,089	146,379	4.6	139,917
Other expense:
Interest expense, net	4,133	(16.6)	4,955	17,360	(10.8)	19,451
Amortization of deferred financing costs and note discount	2,893	(0.5)	2,908	11,529	1.5	11,363
Other expense	2,210	146.1	898	2,958	(21.7)	3,780
Total other expense	9,236	5.4	8,761	31,847	(7.9)	34,594
Income before income taxes	25,377	4.3	24,328	114,532	8.7	105,323
Income tax expense	418	(95.6)	9,505	26,622	(32.3)	39,342
Effective tax rate	1.6%		39.1%	23.2%		37.4%
Net income	24,959	68.4	14,823	87,910	33.2	65,981
Net loss attributable to noncontrolling interests	(10)	n/m	(18)	(81)	n/m	(1,099)
Net income attributable to controlling interests and available to common stockholders	$24,969	68.2%	$14,841	$87,991	31.2%	$67,080

Net income per common share — basic	$0.55		$0.33	$1.95		$1.50
Net income per common share — diluted	$0.54		$0.33	$1.92		$1.48

Weighted average shares outstanding — basic	45,292,386		44,876,922	45,206,119		44,796,701
Weighted average shares outstanding — diluted	45,935,367		45,496,524	45,821,527		45,368,687

Condensed Consolidated Balance Sheets

As of December 31, 2016 and December 31, 2015

(In thousands)

	December 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$73,534	$26,297
Accounts and notes receivable, net	84,156	72,009
Inventory, net	12,527	10,675
Restricted cash	32,213	31,565
Current portion of deferred tax asset, net	—	16,300
Prepaid expenses, deferred costs, and other current assets	67,107	56,678
Total current assets	269,537	213,524
Property and equipment, net	392,735	375,488
Intangible assets, net	121,230	150,780
Goodwill	533,075	548,936
Deferred tax asset, net	13,004	11,950
Prepaid expenses, deferred costs, and other noncurrent assets	35,115	19,257
Total assets	$1,364,696	$1,319,935

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of other long-term liabilities	$28,237	$32,732
Accounts payable and other accrued and current liabilities	285,583	244,908
Total current liabilities	313,820	277,640
Long-term liabilities:
Long-term debt	502,539	568,331
Asset retirement obligations	45,086	51,685
Deferred tax liability, net	27,625	21,829
Other long-term liabilities	18,691	30,657
Total liabilities	907,761	950,142
Stockholders’ equity	456,935	369,793
Total liabilities and stockholders’ equity	$1,364,696	$1,319,935

SELECTED INCOME STATEMENT DETAIL:

(Unaudited, excluding the twelve months ended December 31, 2015)

Total revenues by segment:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	% Change	2015	2016	% Change	2015
	(In thousands, excluding percentages)
North America
ATM operating revenues	$203,266	3.9%	$195,622	$828,982	6.8%	$776,191
ATM product sales and other revenues	13,505	38.8	9,727	45,309	22.6	36,955
North America total revenues	216,771	5.6	205,349	874,291	7.5	813,146
Europe
ATM operating revenues	85,515	(6.2)	91,125	361,967	3.8	348,674
ATM product sales and other revenues	1,237	(8.7)	1,355	5,443	(81.1)	28,739
Europe total revenues	86,752	(6.2)	92,480	367,410	(2.7)	377,413
Corporate & Other
ATM operating revenues	12,127	10.1	11,017	46,871	43.8	32,584
ATM product sales and other revenues	424	(14.5)	496	1,749	198.5	586
Corporate & Other total revenues	12,551	9.0	11,513	48,620	46.6	33,170

Eliminations	(6,252)	3.5	(6,038)	(24,957)	6.5	(23,428)

Total ATM operating revenues	294,656	1.0	291,726	1,212,863	7.0	1,134,021
Total ATM product sales and other revenues	15,166	31.0	11,578	52,501	(20.8)	66,280
Total revenues	$309,822	2.1%	$303,304	$1,265,364	5.4%	$1,200,301

Breakout of ATM operating revenues:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	% Change	2015	2016	% Change	2015
	(In thousands, excluding percentages)
Surcharge revenues	$116,571	0.4%	$116,063	$486,229	4.7%	$464,318
Interchange revenues	109,615	(0.2)	109,882	452,736	7.1	422,845
Bank-branding and surcharge-free network revenues	48,507	8.4	44,760	190,206	10.0	172,965
Managed services revenues	7,245	(17.1)	8,739	33,491	(2.7)	34,432
Other revenues	12,718	3.5	12,282	50,201	27.2	39,461
Total ATM operating revenues	$294,656	1.0%	$291,726	$1,212,863	7.0%	$1,134,021

Total gross profit by segment:

	Three Months Ended			Twelve Months Ended
	December 31,				December 31,
	2016	% Change	2015	2016	% Change	2015
	(In thousands, excluding percentages)
North America	$72,486	(1.0)%	$73,254	$301,449	3.5%	$291,328
Europe	33,844	10.1	30,750	135,946	15.7	117,524
Corporate & Other	3,798	1.6	3,739	13,882	63.1	8,512
Total gross profit	$110,128	2.2%	$107,743	$451,277	8.1%	$417,364

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization of intangible assets):

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	% Change	2015	2016	% Change	2015
	(In thousands, excluding percentages)
Merchant commissions	$86,573	(0.7)%	$87,177	$363,661	5.9%	$343,539
Vault cash rental	17,309	(0.8)	17,442	71,073	2.9	69,064
Other costs of cash	19,536	12.5	17,366	78,857	10.0	71,687
Repairs and maintenance	18,206	9.3	16,651	74,303	7.8	68,903
Communications	8,074	0.7	8,015	31,379	1.2	30,992
Transaction processing	4,084	10.0	3,713	15,811	3.0	15,349
Stock-based compensation	239	(26.7)	326	875	(28.2)	1,218
Employee costs	16,398	(2.0)	16,727	67,064	9.9	61,036
Other expenses	17,261	5.7	16,325	65,177	10.2	59,137
Total cost of ATM operating revenues	$187,680	2.1%	$183,742	$768,200	6.6%	$720,925

Breakout of selling, general, and administrative expenses:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	% Change	2015	2016	% Change	2015
	(In thousands, excluding percentages)
Employee costs	$19,565	3.6%	$18,883	$80,799	12.4%	$71,883
Stock-based compensation	5,411	14.0	4,748	20,555	12.7	18,236
Professional fees	4,864	(28.1)	6,768	19,217	6.9	17,974
Other expenses	8,437	(8.9)	9,265	33,211	2.5	32,408
Total selling, general, and administrative expenses	$38,277	(3.5)%	$39,664	$153,782	9.5%	$140,501

Depreciation and accretion expense by segment:

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016	% Change	2015	2016	% Change	2015
	(In thousands, excluding percentages)
North America	$11,324	1.6%	$11,147	$47,667	2.8%	$46,386
Europe	8,751	4.5	8,375	36,356	6.5	34,134
Corporate & Other	1,793	31.3	1,366	6,930	53.7	4,510
Total depreciation and accretion expense	$21,868	4.7%	$20,888	$90,953	7.0%	$85,030

SELECTED BALANCE SHEET DETAIL:

(Unaudited, excluding December 31, 2015)

Long-term debt:

	December 31, 2016	December 31, 2015
	(In thousands)
Revolving credit facility	$14,100	$90,835
5.125% Senior notes (1)	247,371	246,742
1.00% Convertible senior notes (1)	241,068	230,754
Total long-term debt	$502,539	$568,331

(1)         The Company’s 5.125% Senior Notes due 2022 with a face value of $250.0 million are presented net of capitalized debt issuance costs of $2.6 million and $3.3 million as of December 31, 2016 and December 31, 2015, respectively. The Company’s 1.00% Convertible Senior Notes due 2020 with a face value of $287.5 million are presented net of the unamortized discount and capitalized debt issuance costs of $46.4 million and $56.7 million as of December 31, 2016 and December 31, 2015, respectively. In accordance with GAAP, the estimated fair value of the conversion feature within the Convertible Senior Notes was recorded as additional paid-in capital within equity at issuance. The Convertible Senior Notes are being accreted over the term of the notes to the full principal amount ($287.5 million).

Share count rollforward:

Total shares outstanding as of December 31, 2015	44,953,620
Shares repurchased	(128,405)
Shares forfeited	(5,842)
Shares issued — stock options exercised	64,451
Shares vested — restricted stock units	442,606
Total shares outstanding as of December 31, 2016	45,326,430

SELECTED CASH FLOW DETAIL:

(Unaudited, excluding the twelve months ended December 31, 2015)

Selected cash flow statement amounts:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands)
Cash provided by operating activities	$56,343	$109,442	$270,275	$256,553
Cash used in investing activities	(52,801)	(38,473)	(139,203)	(209,562)
Cash provided by (used in) financing activities	14,193	(61,818)	(78,942)	(48,520)
Effect of exchange rate changes on cash	(3,722)	(1,337)	(4,893)	(4,049)
Net increase (decrease) in cash and cash equivalents	14,013	7,814	47,237	(5,578)
Cash and cash equivalents as of beginning of period	59,521	18,483	26,297	31,875
Cash and cash equivalents as of end of period	$73,534	$26,297	$73,534	$26,297

Key Operating Metrics — Including Acquisitions in All Periods Presented

For Three and Twelve Months Ended December 31, 2016 and 2015

(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2016		2015	2016		2015
Average number of transacting ATMs:
United States: Company-owned	44,891		38,821	42,195		38,440
United Kingdom and Ireland	16,538		15,737	16,230		14,991
Mexico	1,064		1,417	1,281		1,524
Canada	1,808		1,875	1,835		1,781
Germany and Poland	1,324		1,088	1,215		1,012
Total Company-owned	65,625		58,938	62,756		57,748
United States: Merchant-owned (1)	13,368		18,757	15,575		19,905
Average number of transacting ATMs — ATM operations	78,993		77,695	78,331		77,653

Managed Services and Processing:
United States: Managed services — Turnkey	1,037		2,202	1,834		2,189
United States: Managed services — Processing Plus and Processing operations	121,467		109,018	116,573		69,583
Canada: Managed services	1,875		1,318	1,712		1,089
Average number of transacting ATMs — Managed services and processing	124,379		112,538	120,119		72,861

Total average number of transacting ATMs	203,372		190,233	198,450		150,514

Total transactions (in thousands):
ATM operations	343,605		324,705	1,358,409		1,251,626
Managed services and processing, net	172,732		164,567	699,681		404,268
Total transactions	516,337		489,272	2,058,090		1,655,894

Cash withdrawal transactions (in thousands):
ATM operations	214,932		195,335	848,394		759,408

		% Change			% Change
Per ATM per month amounts (excludes managed services and processing):
Cash withdrawal transactions	907	8.2%	838	903	10.8%	815

ATM operating revenues	$1,177	(0.5)%	$1,183	$1,221	5.2%	$1,161
Cost of ATM operating revenues (2)	752	0.0%	752	777	4.7%	742
ATM operating gross profit (2) (3)	$425	(1.4)%	$431	$444	6.0%	$419

ATM operating gross profit margin (2) (3)	36.1%		36.4%	36.4%		36.1%

(1)         Certain ATMs previously reported in this category are now included in the United States: Managed services - Processing Plus and Processing operations or United States: Company-owned categories.

(2)         Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets, which is presented separately in the Company’s Consolidated Statements of Operations.

(3)         Revenues and expenses relating to managed services, processing, ATM equipment sales, and other ATM-related services are not included in this calculation.

Key Operating Metrics — Ending Machine Count

As of December 31, 2016 and 2015

(Unaudited)

	December 31, 2016	December 31, 2015
Ending number of transacting ATMs:
United States: Company-owned	45,188	38,893
United Kingdom and Ireland	16,337	15,735
Mexico	984	1,406
Canada	1,792	1,850
Germany and Poland	1,392	1,121
Total Company-owned	65,693	59,005
United States: Merchant-owned	12,868	18,164
Ending number of transacting ATMs — ATM operations	78,561	77,169

United States: Managed services — Turnkey	837	2,196
United States: Managed services — Processing Plus and Processing operations	121,819	109,021
Canada: Managed services	1,916	1,405
Ending number of transacting ATMs — Managed services and processing	124,572	112,622

Total ending number of transacting ATMs	203,133	189,791

Reconciliation of Net Income Attributable to Controlling Interests and Available to Common Stockholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income

For the Three and Twelve Months Ended December 31, 2016 and 2015

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands, excluding share and per share amounts)
Net income attributable to controlling interests and available to common stockholders	$24,969	$14,841	$87,991	$67,080
Adjustments:
Interest expense, net	4,133	4,955	17,360	19,451
Amortization of deferred financing costs and note discount	2,893	2,908	11,529	11,363
Income tax expense	418	9,505	26,622	39,342
Depreciation and accretion expense	21,868	20,888	90,953	85,030
Amortization of intangible assets	8,693	9,758	36,822	38,799
EBITDA	$62,974	$62,855	$271,277	$261,065

Add back:
Loss (gain) on disposal of assets	556	(1,585)	81	(14,010)
Other expense (1)	2,210	898	2,958	3,780
Noncontrolling interests (2)	(17)	42	(67)	(996)
Stock-based compensation expense (3)	5,650	5,062	21,430	19,421
Acquisition and divestiture-related expenses (4)	4,575	5,929	9,513	27,127
Redomicile-related expenses (5)	1,546	—	13,747	—
Adjusted EBITDA	$77,494	$73,201	$318,939	$296,387
Less:
Interest expense, net (3)	4,133	4,954	17,360	19,447
Depreciation and accretion expense (6)	21,864	20,840	90,927	84,608
Adjusted pre-tax income	$51,497	$47,407	$210,652	$192,332
Income tax expense (7)	15,028	15,170	61,342	61,546
Adjusted Net Income	$36,469	$32,237	$149,310	$130,786

Adjusted Net Income per share	$0.81	$0.72	$3.30	$2.92
Adjusted Net Income per diluted share	$0.79	$0.71	$3.26	$2.88

Weighted average shares outstanding — basic	45,292,386	44,876,922	45,206,119	44,796,701
Weighted average shares outstanding — diluted	45,935,367	45,496,524	45,821,527	45,368,687

(1)         Includes foreign currency translation gains/losses and other non-operating costs.

(2)         Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company’s ownership interest in the Adjusted EBITDA of its Mexico subsidiary. In December 2015, the Company increased its ownership interest in its Mexico subsidiary.

(3)         For the three and twelve months ended December 31, 2015, amounts exclude a portion of the expenses incurred by the Company’s Mexico subsidiary to account for the amounts allocable to the noncontrolling interest stockholders. The Company’s Mexico subsidiary recognized no stock-based compensation expense or interest expense, net for the three and twelve months ended December 31, 2016.

(4)         Acquisition and divestiture-related expenses include costs incurred for professional and legal fees and certain other transition and integration-related costs.

(5)         Expenses associated with the Company’s redomicile of its parent company to the U.K., which was completed on July 1, 2016.

(6)         Amounts exclude a portion of the expenses incurred by the Company’s Mexico subsidiary to account for the amounts allocable to the noncontrolling interest stockholders. In December 2015, the Company increased its ownership interest in its Mexico subsidiary.

(7)         Calculated using effective tax rates of approximately 29.2% and 29.1% for the three and twelve months ended December 31, 2016. These rates represent the Company’s GAAP tax rates as adjusted for the net tax effects related to the items excluded from Adjusted Net Income. Additionally, the Company excluded a non-recurring tax benefit of $8.2 million from the adjusted tax rate in the three and twelve months ended December 31, 2016. For the twelve months ended December 31, 2016, the tax rate is a result of 29.2% for the three months ended December 31, 2016, 24.2% for the three month ended September 30, 2016, and for the six months ended June 30, 2016, the previous estimated long-term cross-jurisdictional tax rate of 32%. For the three and twelve months ended December 31, 2015, the Company used its previous estimated long-term cross-jurisdictional tax rate of 32%. See Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

Reconciliation of GAAP Revenue to Constant-Currency Revenue

For the Three and Twelve Months Ended December 31, 2016 and 2015

(Unaudited)

Europe revenue:

	Three Months Ended
	December 31,
	2016			2015	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
		(In thousands)
ATM operating revenues	$85,515	$17,389	$102,904	$91,125	(6.2)%	12.9%
ATM product sales and other revenues	1,237	263	1,500	1,355	(8.7)	10.7
Total revenues	$86,752	$17,652	$104,404	$92,480	(6.2)%	12.9%

	Twelve Months Ended
	December 31,
	2016			2015	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
		(In thousands)
ATM operating revenues	$361,967	$43,579	$405,546	$348,674	3.8%	16.3%
ATM product sales and other revenues	5,443	657	6,100	28,739	(81.1)	(78.8)
Total revenues	$367,410	$44,236	$411,646	$377,413	(2.7)%	9.1%

Consolidated revenue:

	Three Months Ended
	December 31,
	2016			2015	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
		(In thousands)
ATM operating revenues	$294,656	$17,820	$312,476	$291,726	1.0%	7.1%
ATM product sales and other revenues	15,166	266	15,432	11,578	31.0	33.3
Total revenues	$309,822	$18,086	$327,908	$303,304	2.1%	8.1%

	Twelve Months Ended
	December 31,
	2016			2015	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
		(In thousands)
ATM operating revenues	$1,212,863	$46,439	$1,259,302	$1,134,021	7.0%	11.0%
ATM product sales and other revenues	52,501	717	53,218	66,280	(20.8)	(19.7)
Total revenues	$1,265,364	$47,156	$1,312,520	$1,200,301	5.4%	9.3%

Reconciliation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share on a Non-GAAP basis to Constant-Currency

For the Three and Twelve Months Ended December 31, 2016 and 2015

(Unaudited)

	Three Months Ended
	December 31,
	2016			2015	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
		(In thousands)
Adjusted EBITDA	$77,494	$5,375	$82,869	$73,201	5.9%	13.2%

Adjusted Net Income	$36,469	$2,559	$39,028	$32,237	13.1%	21.1%

Adjusted Net Income per diluted share (2)	$0.79	$0.06	$0.85	$0.71	11.3%	19.7%

(1)         As reported on the Company’s Reconciliation of Net Income Attributable to Controlling Interests and Available to Common Stockholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

(2)         Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of 45,935,367 and 45,496,524 for the three months ended December 31, 2016 and 2015, respectively.

	Twelve Months Ended
	December 31,
	2016			2015	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
		(In thousands)
Adjusted EBITDA	$318,939	$12,854	$331,793	$296,387	7.6%	11.9%

Adjusted Net Income	$149,310	$5,794	$155,104	$130,786	14.2%	18.6%

Adjusted Net Income per diluted share (2)	$3.26	$0.12	$3.38	$2.88	13.2%	17.4%

(1)         As reported on the Company’s Reconciliation of Net Income Attributable to Controlling Interests and Available to Common Stockholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

(2)         Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of 45,821,527 and 45,368,687 for the year ended December 31, 2016 and 2015, respectively.

Reconciliation of Free Cash Flow

For the Three and Twelve Months Ended December 31, 2016 and 2015

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(In thousands)
Cash provided by operating activities	$56,343	$109,442	$270,275	$256,553
Payments for capital expenditures:
Cash used in investing activities, excluding acquisitions and divestitures	(49,832)	(38,473)	(125,882)	(142,349)
Free cash flow	$6,511	$70,969	$144,393	$114,204

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income

For the Year Ending December 31, 2017

(In millions, excluding share and per share amounts)

(Unaudited)

	Estimated Range Full Year 2017 (1)
Net Income	$60.0	$69.0
Adjustments:
Interest expense, net	35.0	32.0
Amortization of deferred financing costs and note discount	12.5	12.5
Income tax expense	25.0	28.0
Depreciation and accretion expense (2)	110.0	112.0
Amortization of intangible assets	55.0	58.0
EBITDA	$297.5	$311.5

Add Back:
Other	1.5	1.5
Stock-based compensation expense	21.0	22.0
Acquisition-related expenses	5.0	5.0
Adjusted EBITDA	$325.0	$340.0
Less:
Interest expense, net	35.0	32.0
Depreciation and accretion expense	110.0	112.0
Income tax expense (3)	50.0	56.8
Adjusted Net Income	$130.0	$139.2

Adjusted Net Income per diluted share	$2.80	$3.00

Weighted average shares outstanding — diluted	46.4	46.4

(1)         See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of the non-GAAP measures included in this table.

(2)         Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company’s interest of its Mexico subsidiary.

(3)         Calculated using the Company’s estimated non-GAAP tax rate of approximately 28% to 29%, as adjusted for items excluded from Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

Contact Information:

Media Relations Nick Pappathopoulos Director — Public Relations 832-308-4396 npappathopoulos@cardtronics.com	Investor Relations Phillip Chin EVP — Corporate Development & Investor Relations 832-308-4975 ir@cardtronics.com

Cardtronics is a registered trademark of Cardtronics plc

All other trademarks are the property of their respective owners.

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